Birch Branch, Inc.

Henan Shuncheng Group Coal Coke Co., Ltd. (New Building)

Cai Cun Road Intersection

Anyang County, Henan Province, China 455141

ADDENDUM

Information Statement Schedule 14-C

Attention Shareholders:

The effective date of the merger between the Company and Birch Branch Acquisition Corp. is April 8, 2013.